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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY  1                                                              STATE OF INCORPORATION
---------------------                                                              ----------------------
Tri-Co. Foods Corp.                                                                     Pennsylvania

Spring Glen Fresh Foods, Inc.                                                           Pennsylvania

Consumers Packing Corporation                                                           Pennsylvania
     d/b/a Hanover Foods - Lancaster Division
Hanover Insurance Corporation Ltd                                                   Grand Cayman, B.W.I.
Nittany Corporation                                                                       Delaware
                                                                                         Pennsylvania
NOTE:  Tri-Co. Foods Corporation has two wholly-owned subsidiaries:

Alimentos Congelados Monte Bello S.A.                                              Republic of Guatemala

Sunwise Corporation                                                                       Florida

1:  100% owned by Parent


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